DRAFT
July 25, 1997

                       PREMIUM CIGARS INTERNATIONAL, LTD.

                                LOCK-UP AGREEMENT

         This Lock-Up Agreement ("Agreement") is entered into as of July ___, 1997, by and between PREMIUM CIGARS INTERNATIONAL, INC., an Arizona corporation (the "Company"), and _________________________, a(n)________________("Holder").

         WHEREAS, the Holder understands that W.B. McKee Securities, Inc., as the representative ("Representative") proposes to enter into an Underwriting Agreement on behalf of the several Underwriters (collectively, the "Underwriters") with the Company providing for an initial public offering of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the Company has also filed an application with the securities administrators in the states listed in Exhibit A hereto ("Administrators") for the registration of such Shares; and

         WHEREAS, the Holder is the owner of Bridge Warrants which are exerciseable for Shares; and

         WHEREAS, as a condition to filing of the Registration Statement, the underwriter has requested that the Holders agree to be bound to the terms of this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

I.       LOCK-UP TERMS
         -------------

         A. Period of Lock-Up; No Sale. In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees, for a period of twelve (12) months from the effective date of the public offering of the Shares, that the undersigned will not offer to sell, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any Shares or any other securities of the Company that are substantially similar to the Shares, including but not limited to any securities of the Company that are convertible into or exchangeable for, or that represent the right to receive, Common Stock of the Company or any such similar securities, whether now owned or hereafter acquired, owned directly by the Holder or with respect to which the Holder has beneficial ownership, within the rules and regulations of the SEC (collectively, the "Holder's Shares").

         B. No Other Dispositions. The foregoing restriction is expressly agreed to preclude the Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Holder's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Holder's Shares or with respect to any security that includes, relates to or derives any significant part of its value from such Shares.

         C. Stop Transfer Instructions. The Holder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Holder's Shares except in compliance with the foregoing and following restrictions.

II.      REORGANIZATION PROVISIONS
         -------------------------

         A. Distributions Upon Reorganization. The Holder agrees that in the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter (as that term is defined by the North American Securities Administrators Association), which results in the distribution of the Company's assets or securities ("Distribution"), while this Agreement remains in effect that:

                  1. All holder's of the Company's Common Stock will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Shares (provided that the state securities administrator's of the states listed in Exhibit A ("Administrator") have accepted the value of the other consideration), until the shareholders who purchased the Company's Shares pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of Shares that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like; and

                  2. All holder's of the Company's Shares shall thereafter participate on an equal, per share basis adjusted for stock splits, stock dividends, recapitalizations and the like.

                  3. The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in subsections A.1 and A.2 above if a majority of the Shares that are not held by Holder's, officers, directors, or Promoters of the Company, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions.

         B. Survival of Terms. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in a Distribution while this Agreement remains in effect, the Holder's Shares shall remain subject to the terms of this Agreement.

III.     PERMISSIBLE TRANSFERS; VOTING RIGHTS; LEGENDS
         ---------------------------------------------

         A. Transfer of Shares by Operation of Law. Holder's Shares may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

         B. Hypothecation of Deceased Holder's Shares. Shares of a deceased Holder may be hypothecated to pay the expenses of the deceased Holder's estate. The Hypothecated Shares shall remain subject to the terms of this Agreement. Holder's Shares may not be pledged to secure any other debt.

         C. Transfer to Family Members. Holder's Shares may be transferred by gift to the Holder's family members, provided that the Shares shall remain subject to the terms of this Agreement. For purposes of this Lock-Up Agreement, "family members" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

         D. Voting Rights. With the exception of susection A.3 above, the Holder's Shares shall have the same voting rights as similar Shares not subject to this Agreement.

         E. Legends. A notice shall be placed on the face of each stock certificate of the Holder's Shares covered by the terms of this Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate. A typed legend shall be placed on the reverse side of each stock certificate of the Holder's Shares representing stock covered by this Agreement which states that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions until twelve (12) months following the effective date of the Registration Statement pursuant to an agreement between the Holder and the Company, which agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

IV.      TERMINATION
         -----------

         The  term  of  this  Agreement   shall  begin  on  the  date  that  the
Registration Statement is declared effective by the SEC ("Effective Date") and shall terminate:

         A. At the expiration of the lock-up period provided in Section I.A; or

         B. On the date the Registration has been terminated if no securities were sold pursuant thereto; or

         C. If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the Public Investors have been placed in the U.S. Postal Service with first class postage affixed; or

         D. At the discretion of the representative:

                  1. With respect to one quarter of the Holder's Shares if between six (6) months and one (1) year have passed since the Effective Date and the Shares have traded at one hundred fifty percent (150%) of the public offering's price per share for twenty (20) consecutive trading days.

                  2. None of the Holder's Shares may be released from this Agreement by the Representative unless at least six (6) months have passed since the Effective Date.

         E. On the date the securities subject to this Agreement become "Covered Securities," as defined under ss.18 of the Securities Act of 1933, as amended.

V.       MECHANICAL REQUIREMENTS
         -----------------------

         A. Filing. A manually signed copy of the Agreement signed by all parties to be filed with the Administrators prior to the Effective Date.

         B. Copies. Copies of the Agreement and a statement of the per share initial public offering price to be provided to the Company's stock transfer agent.

         C. Stock Transfer Orders. Appropriate stock transfer orders to be placed with the Company's stock transfer agent against the sale of the Holder's Shares prior to the expiration of this Agreement, except as may otherwise be provided in this Agreement.

VI.      MISCELLANEOUS
         -------------

         A. Modification. This Agreement may be modified only with the written approval of the Administrators.

         B. Reliance. The Holder understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The Holder further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the Holder's heirs, legal representatives, successors and assigns.

         C. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         D. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument. Any telecopied signature of a party on this Agreement shall be deemed an original signature of such party for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                            PREMIUM CIGARS INTERANATIONAL, INC.,



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                                            HOLDER

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